As filed with the Securities and Exchange Commission on June 19, 2001 Registration No. 333-


                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                      __________________________

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FLORIDA PUBLIC UTILITIES COMPANY
(Exact name of registrant as specified in its charter)


Florida
(State or other jurisdiction of
incorporation or organization)

59-0539080
(I.R.S. Employer
Identification No.)

401 South Dixie Highway
West Palm Beach, Florida 33401
(561) 832-2461
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


George Bachman
Chief Financial Officer
Florida Public Utilities Company
401 South Dixie Highway
West Palm Beach, Florida 33401
(561) 838-1731
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Stephen K. Roddenberry
Akerman, Senterfitt & Eidson, P.A.
One Southeast Third Avenue
Miami, Florida 33131
(305) 374-5600

Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date of this Registration Statement.
                         ______________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE

Title of each    Amount          Proposed       Proposed     Amount of
class of         to be           maximum        maximum      registration
securities to    registered (1)  offering       aggregate    fee
be registered                    price          offering
                                 per share(2)   price(2)
______________   ______________  ____________   _________    _____________

Shares of           100,000         $16.81      $1,681,000      $420.25
Common Stock,
par value $1.50
per share

(1) Plus such additional number of shares as may be required in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(2) Estimated solely for the purpose of computing the registration fee and calculated pursuant to Rule 457(h)(1) by multiplying the number of shares to be registered by the average of the high and low prices of a share of Common Stock as reported on the American Stock Exchange on June 13, 2001, which was $16.81.

PROSPECTUS

                      FLORIDA PUBLIC UTILITIES COMPANY

                        DIVIDEND REINVESTMENT PLAN

                      100,000 SHARES OF COMMON STOCK

We are offering a maximum of 100,000 shares of our common stock, par value $1.50 per share, issuable through our Dividend Reinvestment Plan, which was initially adopted by our Board of Directors on August 31, 1982 and amended by the Board on June 15, 2001. The plan provides you with an economical and convenient method of investing both cash dividends and voluntary cash contributions in additional shares of common stock without payment of any brokerage commissions, service charges or other costs.

The price of the shares purchased with reinvested dividends and voluntary cash contributions, if any, will be the market price of the shares as determined under the plan. Our stock is traded on the American Stock Exchange under the symbol "FPU".

Our transfer agent, American Stock Transfer & Trust Co., will administer the plan. Registered shareholders of the company may enroll in the plan by completing the enclosed participant card.

This prospectus should be retained for future reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

CASH DIVIDENDS, VOLUNTARY CASH CONTRIBUTIONS AND SHARES OF COMMON
STOCK PURCHASED PURSUANT TO THE PLAN ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.
                      _________________________

              The date of this prospectus is June 19, 2001

                      Summary Table of Contents

                                                             Page

WHERE YOU CAN FIND MORE INFORMATION                             1
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE               1
DESCRIPTION OF THE FLORIDA PUBLIC UTILITIES COMPANY DIVIDEND
  REINVESTMENT PLAN                                             2
DESCRIPTION OF CAPITAL STOCK                                   12
USE OF PROCEEDS                                                13
INDEMNIFICATION                                                13
LEGAL MATTERS                                                  13
EXPERTS                                                        13

INVESTING IN THE FLORIDA PUBLIC UTILITIES COMPANY COMMON STOCK INVOLVES RISKS. SEE QUESTION 33 -- WHAT ARE THE RISKS OF PARTICIPATING IN FLORIDA PUBLIC UTILITIES COMPANY DIVIDEND REINVESTMENT PLAN? BEGINNING ON PAGE 11 OF THE PROSPECTUS.

                  WHERE YOU CAN FIND MORE INFORMATION

Florida Public Utilities Company has filed with the Securities and Exchange Commission a registration statement on Form S-3 to register the Florida Public Utilities Company (the "Company") common stock to be issued pursuant to the Dividend Reinvestment Plan. As allowed by Commission rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits thereto. The registration statement, including its exhibits and schedules, contains additional relevant information about us and our common stock. This prospectus is a part of the registration statement.

In addition to filing this registration statement with the Commission, we file reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934. You may read and copy the information at the following locations of the Commission:

Public Reference Room
450 Fifth Street, N.W.
Room, 1024
Washington, D.C.  20549


New York Regional Office
7 World Trade Center
Suite 1300
New York, New York  10048


Chicago Regional Office
Citicorp Center
500 West Madison Street
Suite 1400
Chicago, Illinois  60661-2511

You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like Florida Public Utilities Company, who file electronically with the Commission. The address of that site is http://www.sec.gov.

	INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be an important part of this prospectus. In addition, information that we file later with the Commission will automatically update and supersede the information in this prospectus and incorporated by reference.

We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 14 or 15(d) of the Securities Exchange Act of 1934 until we no longer issue securities under the plan:

1.      Our Annual Report on Form 10-K for the year ended December 31, 2000;

2.      Our Quarterly Report on Form 10-Q for the quarter ended March 31,
        2001; and

3. The Company's definitive proxy statement, dated March 5, 2001, for its Annual Meeting of Shareholders held on April 17, 2001.

We will promptly furnish you, at no cost, a copy of any and all of the information that we have incorporated by reference in this prospectus (without exhibits, unless such exhibits are specifically incorporated by reference) upon your oral or written request to:

George Bachman, Chief Financial Officer
Florida Public Utilities Corp.
401 South Dixie Highway
West Palm Beach, Florida 33401
(561) 838-1731

                 FLORIDA PUBLIC UTILITIES COMPANY

Florida Public Utilities Company is an operating public utility engaged principally in the purchase, transmission, distribution and sale of electricity and in the purchase, transmission, distribution, sale and transportation of natural gas. The Company is regulated by the Florida Public Service Commission (except for propane gas service) and provides natural and propane gas service, electric service and water service to consumers in Florida. The Company is comprised of four divisions.
They consist of West Palm Beach, located in southeast Florida, which serves natural gas to 29,308 customers and propane gas to 5,530 customers; Central Florida, which serves 10,785 natural gas customers and 2,278 propane customers; Marianna, located in the Florida panhandle, which provides electricity to 12,112 customers, and Fernandina Beach, located in extreme northeast Florida, which serves 13,405 electric customers, 6,866 water customers and 34 propane customers.


          DESCRIPTION OF THE FLORIDA PUBLIC UTILITIES COMPANY
                        DIVIDEND REINVESTMENT PLAN

On June 15, 2001, the Board of Directors of the Company by written consent adopted this amended plan which provides for the issuance and sale by the Company of authorized but unissued common stock, par value $1.50 per share, of the Company to shareholders of the Company. The plan also provides for the purchase of the Company's common stock on the open market. The Company has reserved 100,000 shares of its common stock for issuance and sale under the plan and pursuant to this prospectus.

The following is a question and answer statement explaining the provisions of the plan. The plan first became effective on October 6, 1982, and has been amended in certain respects effective as of the date of this prospectus.
The plan will continue in effect as so amended until further modified or terminated by the Company. A copy of the plan may be obtained from the Company at 401 South Dixie Highway, West Palm Beach, Florida 33401,
Attention: Chief Financial Officer. In the event of any conflict between the answers to these questions and the plan, the more detailed provisions of the plan will control.

Purpose

1.	WHAT IS THE PURPOSE OF THE PLAN?

The purpose of the plan is to provide the shareholders of the Company with a simple and convenient method of investing cash dividends and voluntary cash contributions in additional shares of the common stock of the Company without payment of any brokerage commissions, service charges or other costs. The plan is intended to benefit long-term investors who wish to increase their investment in the common stock. To the extent that shares are purchased from the Company rather than in the open market, the plan will assist the Company in raising funds for general corporate purposes.

Advantages and Disadvantages to Plan Participants

2.	WHAT ARE THE ADVANTAGES OF THE PLAN?

        FULL INVESTMENT. The plan permits you to acquire shares of the common stock automatically without incurring any brokerage commission costs. You may reinvest all cash dividends paid on your shares because the plan allows you to purchase fractional shares. Fractional shares will earn dividends in the same manner as whole shares.

        COST SAVINGS. The plan provides you with the opportunity to make additional voluntary cash contributions in amounts not less than $25 nor more than $2,000 during any dividend period, to purchase shares of common stock, without the payment of service charges or brokerage commissions.

        EASE OF RECORDKEEPING. Your recordkeeping will be simplified because you will receive a detailed statement of your account, including the cost basis of the shares purchased, after each investment is made.

        SAFEKEEPING. The plan provides you with free safekeeping services for the certificates representing the shares purchased and credited to your account.

3.	WHAT ARE THE DISADVANTAGES OF THE PLAN?

If you reinvest dividends paid on shares of common stock, you will be treated for federal income tax purposes as having received a dividend but will not receive cash to pay any tax payment obligations. In addition, you will have limited control regarding the specific timing of purchases of common stock made for your accounts.

Administration

4.	WHO ADMINISTERS THE PLAN?

The plan is administered by American Stock Transfer & Trust Co. (the "plan agent"). The plan agent also serves as the Company's stock transfer agent. The plan agent will keep records, send statements of account to you and perform other duties related to the plan. The Company may replace the plan agent at any time.

The plan agent may be contacted at:

40 Wall Street
46th Floor
New York, New York 10005
1-800-937-5449

Participation

5.	WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

All holders of record of the common stock are eligible to participate in the plan. A beneficial owner of common stock whose shares are registered in a name other than his own must become a shareholder of record by having all or a part of such shares transferred into his own name, or arrange for the holder of record of such shares to enroll in the plan, in order to participate in the plan.

6.	HOW DOES AN ELIGIBLE SHAREHOLDER ENROLL IN THE PLAN?

You may enroll in the plan by completing and signing the participant card accompanying this prospectus and returning it to the plan agent. You may obtain additional participant cards at any time by written or oral request to the plan agent. Upon enrollment, your participation continues automatically until you terminate it or until the plan is terminated by the Company.

7.	WHEN MAY AN ELIGIBLE SHAREHOLDER ENROLL IN THE PLAN?

You may enroll in the plan at any time. If your participant card requesting reinvestment of dividends is received by the plan agent on or before the record date established for a particular dividend, reinvestment will commence with that dividend. If the plan agent receives your participant card after the record date established for a particular dividend, the reinvestment of dividends will begin with the dividend following the next record date, if you are still a holder of record.

All voluntary cash contributions received prior to an investment date will be invested at that investment date. Voluntary cash contributions made on or after an investment date will be invested for the next investment date.
(See Questions 10 through 12.)

8.      MAY A SHAREHOLDER ENROLL AS TO SOME, BUT NOT ALL, SHARES HELD OF
        RECORD BY HIM?

Yes, you may enroll in the plan as to some, but not all, shares of common stock you own of record. The participant card allows you to determine the extent to which you want to participate in the plan.

You may invest your cash dividends in additional shares of common stock by electing either one of the following two investment options:

a. "FULL DIVIDEND REINVESTMENT" directs the plan agent to invest dividends on all shares of common stock you hold or which are held for you pursuant to the plan.

b. "PARTIAL DIVIDEND REINVESTMENT" directs the plan agent to invest dividends only with respect to the number of shares of common stock you identify on the participant card and with respect to any additional shares of common stock held for you pursuant to the plan.

9.      MAY A PARTICIPANT CHANGE THE EXTENT OF HIS OR HER PARTICIPATION IN
        THE PLAN?

You may change your investment option under the plan at any time by completing and returning to the plan agent a new participant card.

Voluntary Cash Contributions

10.     HOW MAY VOLUNTARY CASH CONTRIBUTIONS TO THE PLAN BE MADE?

You may make optional cash contributions to the plan of not less than $25 and not more than $2,000 during any single dividend period. The same amount need not be invested in each period. You are under no obligation to make any voluntary cash contributions.

You may make a voluntary cash payment by forwarding a check or money order, payable to the plan agent, with a completed participant card when enrolling. In addition, you may make a voluntary cash payment at any time if it is accompanied by the transmittal form for mailing voluntary cash contributions that will be included with each statement of your account. Employees of the Company may make voluntary cash contributions by completing a Payroll Deduction Authorization Form and returning it to the Company's payroll administrator, who in turn will make the requested payroll deduction and send the funds to the plan agent.

Voluntary cash payments may only be made during a dividend period in which a dividend is actually paid. If the Company does not pay a dividend during any dividend period, the plan agent will not purchase shares of common stock pursuant to any voluntary cash payments.

11.	HOW WILL VOLUNTARY CASH CONTRIBUTIONS BE USED?

The plan agent will apply any voluntary cash contribution received from you before a record date to the purchase of common stock for your account on the next date that a dividend is actually paid by the Company (the "investment date"). A voluntary cash contribution will not be deemed to have been made by you or received by the plan agent until the funds so contributed are actually collected. Interest will not be paid on voluntary cash contributions.

For this reason, it is to your benefit to mail payments so that they are received by the plan agent immediately prior to the next investment date.

12.	MAY VOLUNTARY CASH CONTRIBUTIONS BE RETURNED TO A PARTICIPANT?

Yes. Voluntary cash contributions will be returned to you upon written request to the plan agent, provided that the request is received not later than 48 hours prior to the next scheduled investment date.

Any voluntary cash contributions in an amount less than the $25 minimum will be returned. If a voluntary cash contribution exceeds the $2,000 maximum, the excess above $2,000 will be returned.

Purchases

13.	WHAT IS THE SOURCE OF THE COMMON STOCK PURCHASED UNDER THE PLAN?

The source of shares of common stock to be purchased under the plan will be either (i) authorized but unissued shares of the Company or (ii) shares of common stock purchased in the open market, as determined by the Company's Board of Directors. The plan agent will not exercise any direct or indirect control over the prices or timing of purchases it makes.

14.	HOW WILL THE PRICE OF SHARES PURCHASED UNDER THE PLAN BE
        DETERMINED?

When the plan agent purchases shares of common stock under the plan, the purchases will be made, in the Company's discretion, either directly from the Company or in the open market. The price per share of shares of common stock purchased directly from the Company will be the closing price as reported on the American Stock Exchange for a share of common stock on the day preceding the relevant investment date. If no shares were traded on that day, the previous day's reported closing price will be used.

The price per share of shares purchased on the open market will be the weighted average cost per share (excluding brokerage commissions) to the plan agent of such purchases for the applicable investment date.

15.	HOW WILL THE NUMBER OF SHARES PURCHASED FOR EACH PARTICIPANT BE
        DETERMINED?

The number of shares to be purchased for you by the plan agent will depend on the amount of the dividend you received and any voluntary cash payment you made, and the price of the shares. Your account will be credited with the number of whole and fractional shares equal to the amount to be invested divided by the applicable purchase price. Fractional shares shall be calculated to three (3) decimal places.

16.	WHEN WILL SHARES BE PURCHASED?

Shares of common stock may be purchased at any time but generally not later than five (5) days after the investment date. Temporary suspension of purchases may occur at any time when, in the judgment of the plan agent, the purchase of shares would violate any governmental, judicial, securities exchange or National Association of Securities Dealers, Inc. order. Dividend and voting rights will commence upon settlement of the purchase. For the purposes of making purchases, the plan agent will commingle your funds with those of all other participants.

Dividends

17.	HOW WILL DIVIDENDS BE PAID ON SHARES HELD BY THE PLAN AGENT?

As record holder of the shares held in participants' account under the plan, the plan agent will receive dividends on all such shares held on each record date, will credit such dividends to participants' accounts on the basis of whole or fractional shares held in each account and will automatically reinvest these dividends in shares of common stock.

Costs

18.	WHAT ARE THE COSTS TO A PARTICIPANT IN THE PLAN?

You will incur no brokerage commissions, service charges or other expenses in connection with purchases of common stock under the plan. We will pay all costs of administration of the plan.

Reports to Participants

19.	WHAT KIND OF REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

As soon as practicable after completion of each investment on your behalf, the plan agent will mail you a statement showing:

        the amount of the dividend and voluntary cash contribution, if any, applied toward such investment,

        the taxes withheld, if any,

        the net amount invested,

        the number of shares purchased,

        the average cost per share,

        the total shares accumulated under the plan, computed to three (3) decimal places,

        the cost basis of whole and fractional shares purchased, and the date of purchase.

You will receive annually an Internal Revenue Service Form 1099, or any successor form, for the purpose of reporting dividend income received and other relevant information.

Certificates for Shares

20.	WILL CERTIFICATES BE ISSUED FOR SHARES PURCHASED?

No. Certificates for shares purchased under the plan ("plan shares") will be issued to you only if you request such certificates in writing from the plan agent. Certificates for the number of whole plan shares you specify will be issued to you within fifteen (15) days of your signed written request. Any remaining whole or fractional plan shares will continue to be held by the plan agent as your agent. Certificates for fractional shares will not be issued under any circumstances.

All plan shares will be registered in the name of the plan agent or its nominee, as agent for the participants. You may not pledge or assign any plan shares. If you want to pledge or assign your plan shares, you must request that a certificate for those shares be issued to you.

21.	MAY I WITHDRAW SHARES HELD UNDER THE PLAN?

Yes. You may withdraw any number of whole shares held in your account by requesting certificates for those shares as described in Question 20. Withdrawing some of your shares will not terminate your participation in the plan.

22.     WILL DIVIDENDS ON SHARES WITHDRAWN FROM THE PLAN CONTINUE TO BE
        REINVESTED?

If you authorized "Full Dividend Reinvestment" on your participant card, cash dividends on the shares withdrawn from the plan will continue to be reinvested.

If you authorized "Partial Dividend Reinvestment" on your participant card, dividends will only be reinvested on the number of shares you specified on your participant card. You may change the number of shares on which dividends are reinvested by completing a new participant card.

Voting Rights

23.	HOW WILL SHARES HELD BY THE PLAN AGENT BE VOTED?

For each meeting of shareholders, you will be sent a proxy for the purpose of voting all whole shares owned by you (both plan and non-plan shares). You may not vote fractional shares.

Stock Dividends; Stock Splits; Rights Offerings

24.     WHAT HAPPENS IF THE COMPANY DECLARES A STOCK DIVIDEND OR A STOCK
        SPLIT?

Any stock dividends or split shares distributed by the Company on your plan shares will be added to your account with the plan agent as additional plan shares. Stock dividends or split shares distributed with respect to shares of common stock registered in your name will be mailed directly to you in the same manner as to shareholders who do not participate in the plan.

25.	WHAT HAPPENS IF THE COMPANY MAKES A RIGHTS OFFERING?

In the event of a rights offering by the Company, the plan agent will sell rights received with respect to plan shares held of record by the plan agent as custodian, or in its discretion, may distribute rights to participants.
If the plan agent sells all rights received with respect to plan shares, the plan agent will invest the proceeds of such sales in additional shares of common stock, which will be retained by the plan agent as custodian and credited proportionately to the accounts of the participants. Participants who wish to exercise such rights must request the plan agent to forward a share certificate to the participant (See Question 20 above). Such request must be made prior to the record date for exercising such rights. Rights on shares of common stock registered in the name of a participant will be mailed directly to the participant.

Termination of Participation

26.	HOW AND WHEN MAY A PARTICIPANT TERMINATE PARTICIPATION IN THE PLAN?

You may terminate your participation in the plan at any time by giving written notice of termination to the plan agent. Any notice received less than fifteen
(15) days prior to a record date shall not be effective until dividends and other accumulated funds, if any, have been invested and credited to your account.

Within a reasonable time after termination, the plan agent will deliver to you a certificate for all whole shares held under the plan, and a check representing any uninvested dividends and voluntary cash contributions.

A check in lieu of the issuance of any fractional share in your account, equal to the fractional share held under the plan multiplied by the fair market value per share of common stock, determined pursuant to the plan, on the date that you terminate participation in the plan, will be delivered to you on the next succeeding investment date. You may be taxed on any cash received for a fractional share. See Question 29.

27.     IF I AM AN EMPLOYEE OF THE COMPANY, WHAT HAPPENS IF I  TERMINATE MY
        EMPLOYMENT?

Termination of employment does not automatically terminate participation in the plan. If you terminate employment with the Company or the bank, dividends on shares held in the plan for you will continue to be reinvested until you terminate participation in the plan. Of course, voluntary cash payments through payroll deductions will no longer be possible once you terminate employment.

Amendment and Termination of Plan

28.	MAY THE PLAN BE AMENDED OR TERMINATED?

Yes. The Company may amend, supplement, suspend, modify or terminate the plan at any time without the approval of the participants. You will be sent notice of any suspension or material amendment, and in all such events, you have the right to withdraw from the plan.

Federal Income Tax Consequences

29.     WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN
        THE PLAN?

The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the plan. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, and foreign persons). The discussion is based on various rulings of the Internal Revenue Service regarding several types of dividend reinvestment plans. No ruling, however, has been issued or requested regarding the plan. The following discussion is for your general information only, and you are urged to consult your own tax advisor to determine the particular tax consequences that may result from your participation in the plan and in the disposition of any shares of common stock purchased pursuant to the plan.

Reinvested Dividends

Dividends that are reinvested to acquire shares of common stock will be taxable to you (including any fractional share), as if you received the dividends. For federal income tax purposes, you will have to report the receipt of dividend income equal to the fair market value of the common stock purchased with reinvested dividends. For example, if $100 of your dividends are reinvested to purchase shares of common stock with a fair market value of $100, the total amount of the dividend you will be treated as receiving for federal income tax purposes will be $100.

The initial tax basis of shares of common stock you acquire with reinvested dividends will equal the amount of the dividend you are treated as having received. Consequently, your initial basis in a share acquired with reinvested dividends will be the share's purchase price. The holding period for shares of common stock acquired with reinvested dividends will begin the later of the day after the date the shares are purchased for you, which may be later than the dividend payment date. A whole share resulting from the acquisition of two or more fractional shares on different dates will have a split holding period, with the holding period for each fractional component beginning the day after the purchase date when the fraction was acquired.

Optional Cash Payments

The purchase of shares of common stock under the plan with your optional cash payments will not be considered a taxable dividend. The initial tax basis in shares of common stock acquired with anoptional cash payment will be the purchase price. The holding period for shares acquired with optional cash payments under the plan will begin the day after the purchase date. A share consisting of fractional shares purchased on different dates will have a split holding period, with the holding period for each fractional component beginning the day after its purchase date.

Receipt of Share Certificates and Cash

You will not realize any income when you receive certificates for whole shares credited to your account under the plan. Any cash received for a fractional share held in your account will be treated as an amount realized on the sale of the fractional share. You therefore will recognize gain or loss equal to any difference between the amount of cash received for a fractional share and your tax basis in the fractional share.

Inquiries Concerning the Plan

WHO SHOULD BE CONTACTED WITH QUESTIONS CONCERNING THE PLAN?

All inquiries concerning the plan should be directed to:

George Bachman
Chief Financial Officer and Treasurer
P.O. Box 3395
West Palm Beach, FL 33402-3395
(561) 838-1731
e-mail: gbachman@fpuc.com

Interpretation of the Plan

30.	WHO WILL INTERPRET THE PROVISIONS OF THE PLAN?

Any question of interpretation arising under the plan will be determined by our Board of Directors pursuant to applicable federal and state law and the rules and regulations of all regulatory authorities, and such determination shall be final and binding on all participants and the plan agent.

Responsibility of the Company and the Plan Agent

31. WHAT ARE THE RESPONSIBILITIES OF THE COMPANY AND THE PLAN AGENT WITH RESPECT TO THE PLAN?

Neither the Company, the plan agent nor its nominees shall have any responsibility beyond the exercise of ordinary care for any action taken or omitted pursuant to the plan, nor shall they have any duties, responsibilities or liabilities except such as are expressly set forth in the plan.

Neither the Company nor the plan agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claim or liability (i) arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of his or her death, (ii) with respect to the prices at which shares are purchased, the times when purchases or sales are made or any inability to purchase or sell common stock for any reason or (iii) for any fluctuation in the market value of the common stock. The participants must realize that neither the Company nor the plan agent can provide any assurance of a profit or protection against loss on any shares purchased under the plan.

Risks of the Plan

32. WHAT ARE THE RISKS OF PARTICIPATING IN THE FLORIDA PUBLIC UTILITIES COMPANY DIVIDEND REINVESTMENT PLAN?

YOU BEAR ALL RISK OF LOSS THAT MAY RESULT FROM MARKET FLUCTUATIONS IN THE PRICE OF COMMON STOCK. Your investment risks in shares acquired under the dividend reinvestment plan are no different from your investment risks in shares held directly by you. The Company cannot assure you a profit or protect you against any loss on shares that are purchased through the dividend reinvestment plan.

        THE COMPANY DOES NOT GUARANTEE THE PAYMENT OF FUTURE DIVIDENDS. The Company's stockholders may not receive future dividends. The amount of cash dividends, if any, to be declared and paid will depend upon declaration by the Company's board of directors and upon the Company's financial condition, results of operations, cash flow, the level of its capital and exploration expenditures, its future business prospects and other related matters that the Company's board of directors deem relevant.

       THE COMPANY WILL INTERPRET AND REGULATE THE OPERATION OF THE DIVIDEND REINVESTMENT PLAN AS THEY BELIEVE APPROPRIATE. Neither the Company, nor any of its successors or any other person providing services to the Company will be responsible for any good-faith acts or omissions when operating or administering the dividend reinvestment plan. For example, they are not responsible for:

        the failure to discontinue reinvestment of dividends or additional cash purchases for a participant's account when the participant dies;

        the price at which the common stock is purchased or sold; or

        the timing of any purchases or sales.

However, by participating in the dividend reinvestment plan, you will not waive any legal rights you otherwise may have.


                       DESCRIPTION OF CAPITAL STOCK

General

The following statements summarize certain provisions contained in the Company's Certificate of Re-Incorporation, as amended. These statements are not complete and are qualified in their entirety by general reference to such documents. The outstanding shares of Common Stock are, and the shares issued under the Dividend Reinvestment Plan will be, fully paid and non-assessable.

Dividend Rights

Subject to cumulative dividends having been paid or provided for on the Preferred Stock and to other limitations referred to below, dividends may be paid on Common Stock out of any funds legally available for the purpose when declared by the Board of Directors.

Similar but less restrictive provisions are included in the Certificate of Re-Incorporation for the benefit of the Preferred Stock.

Voting Rights

The holders of the Common Stock have exclusive voting power except as referred to below and except as otherwise provided by law.

Whenever dividends on the Preferred Stock of any series shall be accrued and unpaid in an amount equivalent to or exceeding six quarterly dividends, the holders of the Preferred Stock shall be entitled to elect the smallest number of directors necessary to constitute a majority of the Board of Directors and shall have the right (a) to elect one director and (b) to vote (one vote per share) on all other matters. In addition, the vote or consent of specified percentages of the Preferred Stock is required as a condition to effecting various changes in capital structure of the Company and certain other matters.

Liquidation Rights

The holders of the Common Stock shall be entitled to receive, pro rata, all the remaining assets of the Company after there shall have been paid to or set aside for the holders of the Preferred Stock, the full preferential amounts to which they are entitled. On involuntary liquidation holders of the Preferred Stock are entitled to receive $100 per share.

Preemptive Rights

No shareholder of the Company has any preemptive or other right to subscribe for any stock of the Company.

Transfer Agent

American Stock Transfer & Trust Co. is the Transfer Agent for all stocks of the Company.


                             USE OF PROCEEDS

The proceeds of all purchases of common stock sold by the Company pursuant to the plan will be used by the Company for general corporate purposes.

                            INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                            LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for the Company by Akerman, Senterfitt & Eidson, P.A., Miami, Florida.

                               EXPERTS

The consolidated financial statements of the Company incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                              PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is an estimate of all expenses expected to be incurred by the Registrant in connection with the issuance and distribution of the securities registered hereby:

Securities and Exchange Commission registration fee     $   421*
Printing expenses                                           500*
Legal fees and expenses of counsel for Registrant         2,000*
Accounting fees and expenses                              2,500*
Miscellaneous                                             1,000*
TOTAL                                                    $6,421*
*Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company's Certificate of Reincorporation and the Company's Bylaws provide that the Company shall, to the fullest extent permitted by law, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

Section 607.0850(1) of the Florida Business Corporation Act (the "FBCA") provides that a Florida corporation, such as the Company, shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 607.0850(2) of the FBCA provides that a Florida corporation shall have the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 607.850 of the FBCA further provides that: (i) to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expense actually and reasonably incurred by him in connection therewith; (ii) indemnification provided pursuant to Section 607.0850 is not exclusive; and (iii) the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 607.0850.

Notwithstanding the foregoing, Section 607.0850 of the FBCA provides that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions regarding unlawful distributions are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 607.0831 of the FBCA provides that a director of a Florida corporation is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless: (i) the director breached or failed to perform his duties as a director; and (ii) the director's breach of, or failure to perform, those duties constitutes:
(A) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (B) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (C) a circumstance under which the liability provisions regarding unlawful distributions are applicable; (D) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (E) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

The Company maintains director and officer liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


ITEM 16. EXHIBITS

The following documents are filed as exhibits to this Registration Statement:


Exhibit Number     Description of Exhibit

5.1 Opinion of Akerman, Senterfitt & Eidson, P.A. as to the legality of the securities being registered

23.1               Consent of Deloitte & Touche LLP

23.2 Consent of Akerman, Senterfitt & Eidson, P.A. (included in the opinion filed as Exhibit 5.1)

24.1               Powers of Attorney (included on page II-3).

99.1 Florida Public Utilities Company Amended and Restated Dividend Reinvestment Plan

99.2 Authorization Form for Florida Public Utilities Company Amended and Restated Dividend Reinvestment Plan

ITEM 17.  UNDERTAKINGS

A.	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


        (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                             SIGNATURES


PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT, FLORIDA PUBLIC UTILITIES COMPANY, CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WEST PALM BEACH, STATE OF FLORIDA, ON THE 19TH DAY OF JUNE, 2001.


                                   FLORIDA PUBLIC UTILITIES COMPANY

                                    By:
                                    /s/ JOHN T. ENGLISH
                                    President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John T. English, as true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities on June 19, 2001.

Signature                         Title

                                  President and Chief Executive Officer
/s/JOHN T. ENGLISH                (principal executive officer) and Director


/s/GORDON O. JERAULD              Director


/s/FRANKLIN C. CRESSMAN           Director


/s/DANIEL DOWNEY                  Director


/s/JAMES CARR, JR.                Director


/s/RICHARD C. HITCHINS            Director


/s/PAUL C. MADDOCK, JR.           Director


/s/RUDY E. SCHUPP                 Director


/s/ELLEN TERRY BENOIT             Director



Exhibit Number    Description of Exhibit

5.1 Opinion of Akerman, Senterfitt & Eidson, P.A. as to the legality of the securities being registered

23.1              Consent of Deloitte & Touche LLP

23.2 Consent of Akerman, Senterfitt & Eidson, P.A. (included in the opinion filed as Exhibit 5.1)

24.1              Powers of Attorney (included on page II-3).

99.1 Florida Public Utilities Company Amended and Restated Dividend Reinvestment Plan

99.2 Authorization Form for Florida Public Utilities Company Amended and Restated Dividend Reinvestment Plan


                               Exhibit 5.1

                     Akerman, Senterfitt & Eidson, P.A.
                              Attorneys at Law
                       SunTrust International Center
                                28th Floor
                          One S.E. Third Avenue
                        Miami, Florida 33131-1704
                            (305) 374-5600
                         Telecopy (305) 374-5095


June 19, 2001

Florida Public Utilities Company
401 South Dixie Highway
West Palm Beach, Florida 33401

Gentlemen:

We have acted as special counsel to Florida Public Utilities Company, a Florida corporation (the "Company") with respect to the filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement") covering the issuance of up to 100,000 shares of the Company's common stock, par value $1.50 per share (the "Shares") pursuant to the Company's Amended and Restated Dividend Reinvestment Plan (the "Plan").

Based on our review of the Certificate of Reincorporation of the Company, the Bylaws of the Company, the Plan and documents related thereto, and such other documents and records as we have deemed necessary and appropriate, we are of the opinion that the Shares, if and when issued and paid for upon exercise of options granted or to be granted pursuant to the Plans, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement.

Very truly yours,

AKERMAN, SENTERFITT & EIDSON, P.A.

/s/ Akerman, Senterfitt & Eidson, P.A.


                               Exhibit 23.1

                       INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Florida Public Utilities Company on Form S-3 of our report dated February 16, 2001, appearing in the Annual Report on Form 10-K of Florida Public Utilities Company for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
West Palm Beach, Florida

June 15, 2001


                              Exhibit 99.1

                   FLORIDA PUBLIC UTILITIES COMPANY
  	    AMENDED AND RESTATED DIVIDEND REINVESTMENT PLAN


I.	PURPOSE OF THE PLAN

The purpose of this Amended and Restated Dividend Reinvestment Plan (the "Plan") is to provide the participating shareholders of Florida Public Utilities Company (the "Company") with a convenient method of investing cash dividends and voluntary cash contributions in additional shares of the Common Stock of the Company without payment of any brokerage commissions, service charges or other costs.

II.     DEFINITIONS

For purposes of the Plan, the following words or phrases shall have meanings assigned to them below:

A. "Common Stock" shall mean the $1.50 par value Common Stock of the Company.

B.      "Company" shall mean Florida Public Utilities Company.

C. "Dividend Reinvestment Committee" shall mean the committee so designated by the Board of Directors of the Company.

D.	"Employee" shall mean an employee of the Company.

E. "Fair Market Value" shall mean the value of the Common Stock determined by the Dividend Reinvestment Committee as follows:

1. During such time as the Common Stock is listed on the American Stock Exchange, the fair market value shall be deemed to be the closing price of the Common Stock on the stock exchange on the applicable date or, if no sale of the Common Stock has been made on any exchange on that day, the fair market value shall be determined by reference to such prices on the next preceding day on which Common Stock was traded.

2. During such time as the Common Stock is not listed on the American Stock Exchange but is listed in the Nasdaq National Market, the fair market value per share shall be the average of the highest and lowest trading prices for the Common Stock on the applicable date or, if no trade of Common Stock occurred on that day, the fair market value shall be determined by reference to such price on the next preceding day on which the Common Stock was traded.

3. During such time as the Common Stock is not listed on the New York Stock Exchange or the American Stock Exchange or on the Nasdaq National Market but is quoted by Nasdaq, the fair market value per share shall be the average of the closing dealer "bid" and "ask" prices for the Common Stock, as quoted by Nasdaq for the applicable day or, if no "bid" and "ask" prices are quoted for that day, the fair market value shall be determined by reference to such prices on the next preceding day on which such prices were quoted.

4. During such time as the Common Stock is not listed on the New York Stock Exchange or the American Stock Exchange or quoted by Nasdaq, the fair market value per share shall be the average of the lowest "bid" and highest "ask" quotations of the Common Stock on the applicable date, as reported by one or more brokerage firms which then make a market in the Common Stock or, in the absence of either a "bid" or "ask" quotation, the quotation (or average of the quotations, if several) reported on the applicable date, whether "bid" or "ask".

5. In the event the Common Stock is not traded on the New York Stock Exchange or the American Stock Exchange or quoted by Nasdaq and no "bid" and "ask" prices are available or if, in the determination of the Dividend Reinvestment Committee, the value determined pursuant to subparagraph 4 above does not accurately reflect the fair market value of the Common Stock, the fair market value of the Common Stock shall be as determined in good faith by the Dividend Reinvestment Committee.

F. "Investment Date" shall mean the date a dividend is actually paid by the Company.

G. "Participant" shall mean a holder of Common Stock of the Company who has elected to participate in the Plan by delivering an executed
Participant Card to the Plan Agent.

H. "Participant Card" shall mean the card or other document designated by the Plan Agent as the required evidence of a shareholder's election to participate in the Plan.

I. "Payroll Deduction Authorization Form" shall mean the form or other document designated by the Company as the required evidence of an Employee's election to make voluntary cash contributions through an automatic payroll deduction mechanism.

J.	"Plan" shall mean this Dividend Reinvestment Plan.

K. "Plan Agent" shall mean American Stock Transfer & Trust Co. and shall also mean any other entity to which the Plan Agent has delegated all or any part of its responsibilities hereunder, with the exception of purchasing Plan Shares pursuant to the Plan.

L. "Plan Shares" shall mean shares of Common Stock that have been purchased by a Participant under the Plan and which are held by the Plan Agent in a custodial account.

M. "Purchasing Agent" shall mean any entity designated by the Plan Agent to purchase Plan Shares for the Participants.

N. "Record Date" shall mean the date on which a person must be registered as a shareholder on the stock books of the Company in order to receive a dividend.

III.	ADMINISTRATION

The Plan shall be administered by the Plan Agent, however, the purchase of Plan Shares may be delegated to an unaffiliated third party (the "Purchasing Agent").

All Plan Shares will be registered in the name of the Plan Agent (or its nominee) as agent for the Participants. The Plan Shares will be credited to the accounts of the respective Participants as their interest may appear.

IV.	PARTICIPATION

Subject to the provisions of Sections IV, V and XVIII herein, all holders of record Common Stock of the Company are eligible to participate in the Plan. A beneficial owner whose shares are registered in a name other than his own must first become a shareholder of record by having all or a part of such shares transferred into his own name in order to participate in the Plan.

The Company reserves the right not to offer participation in the Plan to those holders of record who reside in jurisdictions which require (i) registration or qualification of the Common Stock to be issued pursuant to the Plan with the securities commission of that jurisdiction, or (ii) registration or qualification of the Company or the Plan Agent, or any of their respective officers or employees, as a broker, dealer, salesman or agent.

V.	ENROLLMENT

A shareholder of record may enroll in the Plan at any time, unless (i) the Plan Agent or any Purchasing Agent has reason to believe that such enrollment is not, at such time, permitted under the laws of the jurisdiction in which such shareholder resides or under the laws of the United States, or (ii) the Plan is suspended or terminated as hereinafter provided, by completing and signing a Participant Card and returning it to the Plan Agent. If a Participant Card requesting reinvestment of dividends is received by the Plan Agent on or before the Record Date established for a particular dividend, reinvestment will commence with that dividend. If a Participant Card is received from a shareholder after the Record Date established for a particular dividend, the reinvestment of dividends will begin on the Investment Date following the next Record Date if the shareholder is still a holder of record. A shareholder who elects to enroll in the Plan may participate with respect to some, but not all shares of Common Stock owned of record by that shareholder. Once a shareholder has enrolled in the Plan, his participation continues with respect to his participating shares until terminated by such shareholder or by the Company pursuant to the terms of the Plan.

VI.	VOLUNTARY CASH CONTRIBUTIONS

Each Participant may make voluntary cash contributions to the Plan of not less than $25.00 nor more than $2,000.00 during any single dividend period. Participants need not invest the same amounts during each dividend period. Participants are under no obligation to make any cash contributions.

A voluntary cash contribution shall be made by forwarding a check or money order, payable to the Plan Agent, with a completed Participant Card when enrolling, or thereafter, accompanied by the transmittal form for mailing voluntary cash contributions that will be included with each statement of account furnished to Participants pursuant to Section XI. The Plan Agent will apply each voluntary cash contribution received from a Participant before an Investment Date to the purchase of Common Stock for the account of that Participant on the next Investment Date. A voluntary cash contribution will not be deemed to have been made by a Participant or received by the Plan Agent until the funds contributed are actually collected.

Interest will not be paid on voluntary cash contributions. Voluntary cash contributions will be returned to a Participant upon written request to the Plan Agent, provided that the request is received not later than 48 hours prior to the next scheduled Investment Date.

A voluntary cash contribution in an amount less than $25.00 will be returned to the Participant. If a voluntary cash contribution exceeds $2,000.00, the excess amount above $2,000.00 will be returned to the Participant.

Voluntary cash contributions may only be made during a dividend period in which a dividend is actually paid. If the Company does not pay a dividend during any dividend period, the Plan Agent will not purchase shares of Common Stock pursuant to any voluntary cash contributions.

VII.	PURCHASES

On each Investment Date, the Company will pay to the Plan Agent the total amount of dividends payable on each Participant's shares of Common Stock enrolled in the Plan (including Plan Shares) and, except as otherwise directed by the Company, the Plan Agent shall use that amount, in addition to the Participant's voluntary cash contributions, if any, for either, as directed by the Company:

(i) the purchase from the Company out of the Company's authorized but unissued shares or treasury shares of Common Stock, such number of shares of Common Stock as the Company is then willing to sell to the Plan Agent for purposes of investing such dividends in Company
Common Stock; or

(ii) the purchase of shares of Company Common Stock in the open market, which purchases may be made from time to time after the dividend payment date but shall be made no later than the last day of the first calendar month after the dividend payment date.

The purchase price of shares of Common Stock purchased directly from the Company will be the closing price as reported on the American Stock Exchange for a share of Common Stock on the day preceding the relevant Investment Date. If no shares were traded on that day, the previous day's reported closing price will be used.

The price of shares purchased on the open market will be the weighted average cost per share (excluding brokerage commissions) to the Plan Agent of such purchases for the applicable Investment Date.

Purchases will be made as soon as possible after the applicable Investment Date, but no more than five (5) days after such date. No Common Stock will be allocated to a Participant's account until the date on which the Plan Agent has purchased sufficient shares of Common Stock to cover purchases for all Participants in the Plan. If purchases occur at different prices, the purchase price per share of Common Stock to all Participants will be based upon the average of the prices of all shares of Common Stock purchased.

Each Participant's account will be credited with the number of whole and fractional shares (calculated to three (3) decimal places) equal to the amount to be invested divided by the applicable purchase price.

VIII.	TEMPORARY CURTAILMENT OF PURCHASES OR SALES

Temporary curtailment or suspension of purchases or sales of shares may be made at any time when such purchases or sales would, in the judgment of the Plan Agent, contravene or be restricted by applicable regulations, interpretations or orders of the Securities and Exchange Commission, or any other governmental commission, agency or instrumentality, of any court or securities exchange or of the National Association of Securities Dealers, Inc. The Plan Agent shall not be accountable or otherwise liable for failure to make purchases or sales at such times.

IX.	DIVIDENDS ON PLAN SHARES

As record holder of the Plan Shares held in Participants' accounts under the Plan, the Plan Agent will receive dividends on all Plan Shares held on each dividend record date, will credit such dividends to Participants' accounts on the basis of whole or fractional shares held in each account and will automatically reinvest these dividends in the Common Stock of the Company.

X.	COSTS

All brokerage commissions for purchases of Common Stock and costs of administration of the Plan will be borne by the Company. Participants will be charged the full actual cost, including any brokerage commissions, of all shares of Common Stock sold upon a Participant's request from such Participant's account.

XI.	REPORTS TO PARTICIPANTS

As soon as practicable after completion of each investment on behalf of a Participant, the Plan Agent will mail to such Participant a statement of account showing:

(i) the amount of the dividend and voluntary cash contribution, if any, applied toward such investment,

(ii)	the taxes withheld, if any,

(iii)	the net amount invested,

(iv)	the number of shares purchased,

(v)	the average cost per share,

(vi) the total shares accumulated under the Plan, computed to three (3) decimal places,

(vii)	the cost basis of whole and fractional shares purchased, and

(viii)	the date of purchase.

Each Participant will receive annually Internal Revenue Service Form 1099, or any successor form, for the purpose of reporting dividend income received and other relevant information.

XII.	VOTING OF SHARES

For each meeting of shareholders, each Participant will receive a proxy for the purpose of voting all whole shares owned (both Plan Shares and non-plan shares). Fractional shares will not be voted. The Plan Shares of a Participant who does not return a proxy will not be voted.

XIII.	CERTIFICATES FOR SHARES

All Plan Shares will be registered in the name of the Plan Agent or its nominee, as agent for the Participants. Certificates for Plan Shares will not be issued to Participants unless requested in writing. Certificates for any number of whole Plan Shares will be issued to a Participant within fifteen (15) days of a written request to the Plan Agent signed by the Participant. A reasonable fee may be charged for each certificate requested. Any remaining whole or fractional Plan Shares will continue to be held by the Plan Agent as the agent for the Participant. Certificates for fractional shares will not be issued under any circumstances.

Certificates will, however, be issued to Participants upon withdrawal of Plan Shares or upon termination of participation in the Plan. Certificates will be registered in the name or names in which the Participant's account is maintained.

A Participant may not pledge or assign shares held in the Plan. In order to pledge or assign Plan Shares, the Participant must request a certificate for those shares from the Plan Agent.

XIV.	TERMINATION OF ACCOUNT AND WITHDRAWALS

A Participant may terminate his account at any time by giving written notice of termination to the Plan Agent; however, any notice received between a Record Date and an Investment Date shall not be effective until dividends and other accumulated funds, if any, have been invested and credited to his account. The Plan Agent may terminate any account by written notice to the Participant.

Within a reasonable time after termination, the Plan Agent will deliver to the Participant (i) a certificate for all whole Plan Shares held under the Plan, (ii) a check for any uninvested dividends and voluntary cash contributions, and (iii) a check in lieu of the issuance of a fractional share equal to the fractional Plan Share multiplied by the Fair Market Value per share of the Common Stock on the date of termination. The Participant shall have no right to draw checks or drafts against his account or to give instructions to the Plan Agent with respect to any Plan Shares or cash held in the Participant's account except as expressly provided in the Plan. The Participant may be charged a reasonable fee for issuance of the certificate.

A Participant may withdraw any number of whole Plan Shares credited to his account by requesting certificates for those shares. A withdrawal of Plan Shares does not automatically terminate participation in the Plan unless written notice of such termination is provided as described above.

If a Participant authorized "Full Dividend Reinvestment" on the Participant Card, cash dividends received on the shares which were withdrawn from the Plan will continue to be reinvested. If a Participant authorized "Partial Dividend Reinvestment", dividends will be reinvested only on the number of shares the Participant specified on the Participant Card.


XV.	DISPOSITION OF SHARES

If a Participant disposes of all shares of Common Stock registered in his name other than shares under the Plan, the Plan Agent will, unless otherwise instructed by the Participant, continue to reinvest the dividends on the shares still credited to the Participant's account under the Plan. However, if a Participant, has only a fractional share of Common Stock credited to his account under the Plan on the Record Date for any cash dividend on the Common Stock, the Company reserves the right not to reinvest any additional dividends on such fractional share and pay the Participant in cash for such fractional share and any dividend thereon. The cash payment for the fractional share will be based upon the closing market price of the Common Stock as reported by the American Stock Exchange for the business day prior to the date the Company elects to make such cash payment to the Participant.

XVI.	STOCK DIVIDENDS; STOCK SPLITS; RIGHTS OFFERINGS

Any stock dividends or split shares distributed by the Company with respect to the Plan Shares of a Participant will be added to his account with the Plan Agent as additional Plan Shares. Stock dividends or split shares distributed with respect to shares of Common Stock registered in a Participant's name will be mailed directly to the Participant in the same manner as to shareholders who do not participate in the Plan.

In the event of a rights offering by the Company, the Plan Agent may either sell all rights received with respect to Plan Shares held of record by the Plan Agent as custodian, or, in its discretion, may distribute rights to Participants. If the Plan Agent sells all rights received with respect to Plan Shares, the Plan Agent will invest the proceeds of such sales in additional shares of Common Stock, which will be retained by the Plan Agent as custodian and credited proportionately to the accounts of the Participants. Participants who wish to exercise rights with respect to Plan Shares must request the Plan Agent to forward a share certificate to the Participant as provided in Section XIII of the Plan. Such request must be made prior to the record date for exercising such rights. Rights on shares of Common Stock registered in the name of a Participant will be mailed directly to the Participant.

XVII.	AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

The Company may amend, supplement, suspend, modify or terminate the Plan at any time without the approval of the Participants. Notice of any suspension or material amendment shall be sent to all Participants, who shall in all events have the right to withdraw from the Plan.

XVIII.	INTERPRETATION OF THE PLAN

Any question of interpretation arising under the Plan will be determined by the Board of Directors of the Company pursuant to applicable federal and state law and the rules and regulations of all regulatory authorities, and such determination shall be final and binding on all Participants and the Plan Agent.

XIX.	NOTICES

All communications with or notices to the Participants may be given by letter addressed to the Participant at the Participant's last address of record with the Company. The Participant agrees to give prompt written notice to the Company of any change of address.

All communications with or notices required to be given to the Plan Agent should be addressed to:

American Stock Transfer & Trust Co.
40 Wall Street
46th Floor
New York, New York  10005

Additional Participant Cards may be requested and inquiries made about the Plan by writing to the mailing address shown above or by calling the Plan Agent at 1-800-937-5449.

In the event of any change in or substitution of the Plan Agent, a notice of the new Plan Agent's address and telephone number shall be sent to all Participants and this Section XIX shall be amended accordingly.

XX.	DUTIES AND RESPONSIBILITIES

Neither the Company, the Plan Agent nor its nominees shall have any responsibility beyond the exercise of ordinary care for any action taken or omitted pursuant to the Plan, nor shall they have any duties, responsibilities or liabilities except such as are expressly set forth herein. Neither the Company nor the Plan Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (i) with respect to the time or prices at which Common Stock is purchased or sold for a Participant's account, or any inabilityt to purchase or sell Common Stock, for any reason, (ii) for any fluctuation in the market value after purchase or sale of Common Stock, or (iii) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of his or her death.

XXI.	GOVERNING LAW

The Plan is governed by the laws of the State of Florida.

XXII.	NO TERMINATION BY OPERATION OF LAW

The delivery by a Participant of a signed Participant Card to the Plan Agent shall constitute an irrevocable appointment of the Plan Agent as such Participant's agent, which appointment can be terminated by terminating such Participant's account in the manner provided in Section XIV. The authority conferred by the Participant Card shall not be terminated by operation of law, whether by the death or incapacity of the Participant, the termination of any trust, the dissolution of any corporation or the occurrence of any other event.

XXIII.	GENDER AND NUMBER

Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

XXIV.	EFFECTIVE DATE

The foregoing Plan was adopted by the Company's Board of Directors on June 15, 2001 and is effective as of June 15, 2001.


                               Exhibit 99.2

                     FLORIDA PUBLIC UTILITIES COMPANY
             DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                            AUTHORIZATION CARD

THIS IS NOT A PROXY

Return this card only if you wish to join the Plan.


I hereby appoint American Stock Transfer & Trust Co. as my agent under the terms and conditions of the Dividend Reinvestment and Stock Purchase Plan as described in the Prospectus relating to the Plan to:
                     (Check one of the boxes below)
1. Full Dividend Reinvestment - Reinvest dividends from all of my Common Stock now or subsequently registered in my name and any optional cash payments.
2. Partial Dividend Reinvestment - Reinvest dividends from ______ shares of my Common Stock and any optional cash payments.
3. Optional Cash Purchases Only - Invest only my optional cash payments and dividends on shares purchased for my account under the Plan.

Amount Enclosed $________
Date
Shareholder
Shareholder
All joint owners must sign.

IMPORTANT - READ INSTRUCTIONS ON REVERSE BEFORE COMPLETING AND SIGNING.


INSTRUCTIONS

1.      Please check either Box 1 -- Full Dividend Reinvestment,
        Box 2 -- Partial Dividend Reinvestment or Box 3 -- Optional Cash Purchases Only.

2. If you checked Box 2 -- Indicate, in the space provided, the number of shares you wish to have dividends reinvested on.

3. If you wish to make an optional cash payment, indicate the amount of such payment, in the space provided, and enclose a check or money order payable to American Stock Transfer & Trust Co. Optional cash payments must be at least $25 but not more than $2,000 aggregate, per calendar quarter.

4. Be sure to date and sign the card and return it to American Stock Transfer & Trust Co., Shareholders Services Department, Church Street Station, P.O. Box 11258, New York, NY 10286-1258.